                              EMPLOYMENT AGREEMENT

THIS AGREEMENT Dated as of the 22nd day of September 1998

BETWEEN:

Terence J. McConnell, of the Town of Aurora and the Province of Ontario in Canada (Herein called the "Employee")

OF THE FIRST PART

- and -

IDS INTELLIGENT DETECTION SYSTEMS INC., a corporation incorporated under the laws of the Province of Ontario

(hereinafter called the "Corporation")

OF THE SECOND PART

WHEREAS the Employee has been an employee of Scintrex Limited since September 4th, 1995;

AND WHEREAS the Corporation has acquired substantially all the outstanding shares of Scintrex Ltd.;

         AND WHEREAS the Employee entered into a written employment agreement with Scintrex Ltd. on July 27th 1995.

         AND WHEREAS the Corporation wishes to confirm the basis upon which the Employee will, as of and from the date hereof, be employed to work for the corporation and its affiliates, including Scintrex Ltd.;

         AND WHEREAS the Employee will receive, inter alia, increased salary and incentive compensation in consideration for executing the within Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements in this Agreement, it is agreed by and between the Employee and the Corporation as follows:

1.       EMPLOYMENT

The Employee shall serve the Corporation as Vice President and General Manager of the Airborne Systems and Services Division (ASSD} and shall perform such duties and exercise such powers as may from time to time be assigned to or vested in him by the senior management acting on the authority of the Board of Directors. In the capacity of Vice President, the Employee shall initially report directly to the Chief Operating Officer: it is understood that the reporting structure for the Employee may change to meet the Company's requirements and changing structure. A current draft job description is attached in Appendix A which is subject to change as the requirements of the Company change: the Employee will work to finalize any changes the COO may have to this job description when the COO joins in September 1998. In a senior role there are no set working hours nor overtime or travel time as senior employees are expected to dedicate as much time is required to fulfil their responsibilities

2.       CONTRACT TERM

The employment of the Employee shall continue for a three (3} year term unless terminated earlier by the Corporation in accordance with the provisions hereof. Notwithstanding the termination of the Employee's employment hereunder, Sections 7.1, 7.3, 7.4, and 7.5 hereof shall continue to be in force. Notwithstanding the termination of the Employee's employment hereunder, section 7.2 shall only continue in force for the duration of either 12 months or the remainder of the initial term which ever is less.

3.       REMUNERATION

3.1      Salary and Bonus

Except as the Corporation and the Employee may otherwise agree, in writing, the Employee shall be entitled to the following salary and bonus arrangement:

(a) The Employee shall receive a base salary of $110.000 Canadian per annum paid in biweekly installments (the "base salary"}. The Base Salary shall be reviewed at least annually by the Compensation committee of the Corporation's Board of Directors to determine if an increase is appropriate, which increases shall be in the sole discretion of the Corporation's Compensation Committee: and

(b) The Employee shall be entitled to participate in an annual Bonus Plan approved and subject to the final authority of the Board of the Corporation. The Bonus Plan is based on the achievement of Board approved performance targets set by senior management following the completion of the budget process for the year. On achievement of these annual targets the Employee shall receive a sum equal to 20% of the Employee's annual base salary. This sum is payable to Employees annually following the completion of the audited results for the Corporation. The basis for the Bonus Plan for the last half of 1998 is set out in Appendix B.

(c) Subject to Board approval, the Employee may be entitled to participate in a Super Bonus Plan based on incremental revenue over and above the Divisional target. The Super Bonus Plan will be determined by the senior management acting on the Board's authority. The basis for the Super Bonus Plan for the last half of 1998 is set out in Appendix B.

3.2      Benefits

The Employee and his dependents shall be entitled to participation in the benefits offered by the

Corporation including, in particular, the following benefits (the "Benefits"}:

(a) participation in the Corporation's medical and group health insurance plan (the "Plan"}; participation in such improvement to the Plan as the Corporation may introduce from time to time; it is expressly understood and agreed that coverage under the Plan should continue while the Employee is employed and, subject to section 5.3, for the twelve (12) month period following termination under Section 5.2; and

(b)      Car allowance of $500.00 Canadian per month;

(c) Health club membership allowance not to exceed $50.00 Canadian month payable upon presentation of valid receipts; and

(d)      Continued participation in the Pension Plan.

3.3      Vacation

The Employee shall be entitled to three (3) week's paid vacation per year. Such vacation will be taken at such time as is most convenient (with approval of the Chief Operating Officer for any vacation time more than a week in length or with less than a month of advance notice}, considering the demands of the business of the corporation and the personal plan of the Employee. In the first year of this Agreement, the Corporation will allow the Employee to carry five days vacation time over to the following calendar year. In subsequent years, no vacation time will be carried over from one calendar year to another.

 3.4     Stock Option Plan

The Employee will receive options to buy 60.000 of the Corporations shares under the IDS 1997 Stock Option Plan. The exercise price of these options will be $2.00 per share. The options will vest over three years with 1/12 of the total options vesting at the end of every calendar quarter starting from the completion of the first full calendar quarter ending after the date of this contract. Thus every calendar quarter 5000 options will vest and be exercisable.

4.       EXPENSES

4.1      General

 The Corporation shall reimburse the Employee for all traveling and entertainment expenses and other disbursements actually and properly incurred by him in connection with his duties hereunder or otherwise properly incurred by him for and on behalf of the Corporation, upon presentation of reasonably acceptable evidence of the Employee having incurred such expenses and disbursements.

5.       TERMINATION OF EMPLOYMENT

5.1      Termination by Corporation for Cause

The employment of the Employee may be terminated at any time by notice in writing from the Corporation to the Employee, for cause, in which event the Employee shall not be entitled to a notice period or compensation in lieu of notice. The Employee agrees that in determining whether or not his termination has been for cause, the terms and provision in the Scintrex Policies & Procedures Manual, as amended from time to time, shall be binding and the employee acknowledges having read and understood the aforementioned Manual.

5.2      Termination by Corporation Without Cause

The employment of the Employee may be terminated without cause at any time during the term of this Agreement by the Corporation upon twelve (12) months written notice or upon payment to the Employee of a lump sum amount equivalent to twelve (12) months cash compensation together with benefits continuation for twelve months.

The employment of the Employee may be terminated without cause at the conclusion of the term of this Agreement by the Corporation upon six (6} months written notice or upon payment to the Employee of a lump sum amount equivalent to six (6} months cash compensation together with benefits continuation for six months.

5.3      Exception of Benefits Continuance

Notwithstanding Sections 3.2 and 5.2, to the extent that the Corporation, acting reasonably, is unable to continue a particular Benefit following the Employee's termination (which for instance, it expects to be case with respect to long-term disability insurance and accidental death & dismemberment insurance, if any}, the Corporation may, at its option , make one or more cash payments equal to the value of the relevant benefit to the Employee or pay to the Employee the amount that would have been required, as and when the same would have been required, to maintain the relevant benefit in place had the Employee continued to be employed by the Corporation.

 5.4     Fair and Reasonable

The parties confirm that the provision contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Employee shall have no action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination, so long as the Corporation fulfills its obligations hereunder. The parties acknowledge that the terms of this Agreement constitute a better benefit on account of termination pay and severance pay that the minimum requirements of the Employment Standards Act.

5.5      Resignation by Employee

In the event that the Employee decides on his own accord to resign from IDS, it is agreed that he must give the Corporation 3 month's notice. The Corporation at its discretion may decide to shorten this period to a shorter period.

5.6      Termination in the Event of Disability

The Employee's employment with the Corporation may be terminated, upon 15 days written notice, and without notice or termination pay by reason of the Employee's Disability. "Disability" means an illness or other physical or mental disability or incapacity which, in the Corporation's reasonable good faith judgement, has prevented the Employee from substantially performing his duties during any period of ninety (90} days during any period of one hundred and twenty (120} consecutive days. Such Disability must be substantiated by a doctor's certificate from a doctor referred to by the Corporation which suggests that the Employee's Disability is likely to continue to prevent the Employee from fulfilling his obligations under this agreement.

6.       RETURN OF PROPERTY

Upon any termination of this Agreement, the Employee shall at once deliver, or cause to be delivered, to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation (or any affiliate of the Corporation}, or for which the Corporation (or any affiliate of the Corporation}, is liable to others, which are in the possession, charge, care, control or custody of the Employee.

7.       COVENANTS OF EMPLOYEE

7.1      Non-Disclosure

The Employee shall not (either during the continuance of this employment hereunder or at any time thereafter} disclose the private affairs of the Corporation or any secrets of the Corporation to any person other than the directors of the Corporation or for the Corporation's purposes and shall not (either during the continuance of this employment hereunder or at any time thereafter} use for his own purpose or for any purposes other that those of the Corporation any information he may acquire relating to the private affairs of the Corporation or its trade information secrets. The Employee shall also execute, in favor of the Corporation, the Corporations standard form of Intellectual Property and Confidential Information Agreement.

7.2      Non Competition

Subject to the provisions in Section 2, the Employee covenants and agrees with the Corporation that he will not (without the prior written consent of the Corporation) at any time during his employment, or for a period of:

a) Twelve (12) months following the date of the termination of his employment by the Corporation without cause during the term of this contract; or

b) Twelve (12) months following the date of: (i) the termination of his employment by the Corporation during the term of this contract with cause or (ii} his resignation from employment with the Corporation during the term of this contract.

individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advised, lend money to, guarantee to the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business directly competitive with the business being carried on by the Corporation presently and/or at the time of such termination of employment, except as an officer, director and/or Employee of the Corporation.

7.3      Non-Solicitation of Clients.

The Employee agrees that during the term of this Agreement, and for a period of:

a) twelve (12} months following the date of the termination of his employment by the Corporation without cause; or

b) Twenty-four (24) months following the date of: (i) the employment by the Corporation with employment with the Corporation with cause or (ii) his resignation from employment with the Corporation,

he shall not, directly or indirectly, contact or solicit any Clients of the Corporation (as hereinafter defined) for the purpose of selling or supplying to Clients of the Corporation any products or services which are competitive with the products or services sold or supplied by the Corporation at the time of the termination of this Agreement. The term "Client of the Corporation" in this
Section 6.3 means any business or organization that:

(i) Was a client or customer of the Corporation at the time of the termination of this Agreement; or
(ii) Became a client or a customer of the Corporation within six (6) months after the termination of this Agreement if the Employee was involved with the marketing efforts in respect of such client prior to the termination of this Agreement.

7.4      Solicitation of Employees

The Employee covenants and agrees that during the term of this Agreement and for a period of:

(a) twelve (12) months following the date of termination of his employment by the Corporation without cause; or

(b) Twenty four (24) months following the date of (i) the termination of his employment by the Corporation with cause or (ii) his resignation from employment with the Corporation,

 he shall not directly or indirectly hire any Employees of or consultants to the Corporation nor shall he solicit or induce or attempt to induce any persons who were Employees of or consultants to the Corporation at the time of such termination or during the ninety (90) days immediately preceding such termination, to terminate their employment or consulting agreement with the Corporation.

7.5 Reasonableness of Non-Disclosure, Non-Competition and Non Solicitation Obligations

The Employee  acknowledges and agrees that the obligations in Sections 7.1, 7.2,
7.3 and 7 4 are fair and reasonable given that, among other reasons the sustained contact he will have with the clients and customers of the Corporation will expose him to confidential information regarding the particular requirements of these clients and the Corporation's unique methods of satisfying the particular requirements of these clients, all of which the Employee agrees not to act upon to the detriment of the Corporation. The Employee agrees that the obligations in Sections 7.1, 7.2, 7.3 and 7.4, together with his other obligations under this Agreement, are reasonably necessary for the protection of the Corporation's proprietary interests. The Employee further confirms that the unlimited geographic scope of the obligation in Section 6.2 is reasonable given the international nature of the market for the products and services of the Corporation. The Employee hereby agrees that all restrictions in Article 6 are reasonable and valid and all defenses to strict enforcement thereof by the Corporation are hereby waived by the Employee.

7.6      Cumulative Rights

The various rights and remedies of the Corporation hereunder are cumulative and non-exclusive of one another. The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the Corporation. The provisions of the Agreement shall not in any way limit or abridge the rights of the Corporation in the obligations of the Employee at common law or under statue, including but not limited to the laws of unfair competition, copyright, trade secrets, and trade-mark, all of which shall be in addition to the Corporation's rights and the Employee's obligations under this Agreement. The Employee shall be deemed to be a fiduciary of the Corporation.

8.       GENERAL

8.1      Sections and Headings

The division of the Agreement into Articles and Sections and the insertion of heading are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms .'this Agreement", "hereof' , "hereunder" , and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

8.2      Number and Gender

In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

8.3      Benefit of Agreement

This agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Corporation respectively.

8.4      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Laws of Canada applicable therein.

8.5      Entire Agreement

This Agreement, together with the separate Intellectual Property and Confidential Information Agreement executed by the Employee in favor of the Corporation, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, including but not limited to an employment agreement dated July 27th 1995 between Scintrex Ltd. and the Employee. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

 8.6     Severability

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.

8.7      Notice

Any demand, notice or other communication (hereinafter in this Section 8.7 referred to as a "communication"} to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:

85 Delayne drive
Aurora
Ontario
L4G 5B5

T o the Corporation at:

 #1 First Canadian Place
100 King Street West
Suite 7070
Toronto , Ontario
M5X 1B5

Attention:  The Board of Directors
or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shall be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of the normal business hours on the date of its transmission then shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof. For the purpose of this Agreement, a business day shall mean any day other than Saturday , Sunday or statutory holiday in the Province of Ontario.

Any party may change its address for service  from time to time by giving  seven
(7) days' notice to the other party in accordance with the foregoing.

8.8      Independent Legal Advise

The Employee acknowledges that he has had the opportunity to obtain independent legal advise and: a) that he is fully informed as to his rights and obligations under the terms of this Agreement; and b) with such knowledge, he has executed this agreement freely and voluntarily and without any duress.

         IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED }
in the presence of }

Witness

/s/Terence J. McConnell
Terence J. McConnel1

Sept. 23, 98
Dated:
                                                  /s/Mariusz Rybak
                                                  IDS Intelligent Systems Inc.
                                                  Mariusz Rybak
                                                  Chairman, IDS

                                         APPENDIX A
                       DRAFT JOB DESCRIPTION FOR VICE PRESIDENT & GENERAL
             MANAGER AIRBORNE INSTRUMENTATION & SURVEY SERVICES DIVISION OF
                                            IDS

 TITLE: Vice President & General Manager of the Airborne Instrumentation & Survey Services Division, IDS.

REPORTS TO:                         Chief Operating Officer of IDS.

JOB DESCRIPTION: The General Manager of the ASSD shall be a member of the senior management team of the company. He or she shall be responsible for the overall excellence of the Sales and Marketing of his division as well as the performance of field operations and data processing departments in the execution of contracts for clients

RESPONSIBILITIES: Amongst the various duties, responsibilities and activities, the General Manager shall be responsible for:

* preparation of an annual budget which includes strategic sales, marketing and engineering planning that goes with it for acceptance and approval of the COO.

* responsible for ongoing business development initiatives to accelerate the division's growth

* prepare quota & commission plans for sales personnel (as part of above}

* the timely execution of sales marketing programs

* collaborating with the manufacturing operations of the Company to minimize working capital employed in serving the division's needs, particularly through timely scheduling of production to meet sales requirements

* staffing and evaluations of division personnel

* evaluation and proposing of potential engineering projects

* from time to time the contracting of third party organizations for product support, supply of aircraft and helicopters etc

* maintaining competitive information database

* developing sales & marketing literature

* launching new products and services

* supervising the efforts of the field operations group within the division

* supervising the data processing department with regard to map generation and interpretation etc

 * reporting sales results and progress in the completion of contracts, including all survey deliverables to the COO on a monthly and weekly basis

* review and approve offers made by sales people

DUTIES: * proposing new products and ideas to expand the company's product offering

* timely reports of sales results

* maintain competitive information database

* conducting performance reviews for staff

* supervising lead generation and follow-ups

* maintaining database for sales

* assisting in the overall computer upgrade of the systems at IDS

* review and approve commission statements of sales people with Accounting

* international travel for sales & marketing purposes

* ongoing evaluation of advances and changes in technology as it relates to IDS, its customers and competitors

* attendance at various conferences and presenting technical papers

* other duties assigned to you by the COO

OTHER: * training of sales/marketing personnel for the Division

AUTHORITY: * to sign and approve unbudgeted purchases up to $2,000

* to sign and approve contracts and proposals up to a value of US $250,000

* to sign and approve travel requisitions in emergency situations for the Division

* to approve trade show booths and related expenditures, providing they have been budgeted for up to $5,000

* to hire personnel for the Division, subject to budgets and approvals, or in special cases in consultation with the COO except for senior division managers reporting to General Manager

* to hire personnel for the Division subject to Budget approvals or in special cases in consultation with the COO except for senior division Managers reporting to the General Manager

* to sign and approve budgeted expenditure for advertising & marketing materials subject to budgetary approval

                                                         Appendix B

 BONUS PLAN FOR SECOND HALF 1998

Objective: To motivate senior management and employees to meet the budget for the second half of the year

Plan: The Corporation will pay a bonus to the Employee of 20% of the salary earned by the Employees in the period July 1st to December 31, 1998. The amount of the Bonus Sum payable will be dependent on the achievement of the following condition(s)

Conditions: 1. One third of the Bonus Sum will be payable on achieving the ASSD Divisional Revenue target for the Second Half of 1998

                           2. Two thirds of the Bonus Sum will be payable on achieving the ASSD Divisional Earnings before tax target for the Second Half of 1998

SUPER BONUS PLAN FOR SECOND HALF 1998

Subject to meeting the ASSD division's budgeted earnings before tax for the period], for every $dollar above the second half divisional revenue target , the Employee will be entitled to the difference between the target and the actual audited revenue figure according to the following percentages:

      Up to $500,000 above Budgeted divisional revenue                    1%
      Between $500,000 and $1m above Budgeted divisional revenue          2%
      Between $1m and $2m above Budgeted divisional revenue               3%
      Above $2m above Budgeted divisional revenue                         5%

                                                         APPENDIX B

                                             IDS Intelligent Detection Systems

                 Intellectual Property and Confidential Information Agreement

This is an Agreement between IDS Intelligent Detection Systems and its subsidiaries and affiliates (hereinafter called "Company") and myself. It supersedes all previous agreements, if any, between the Company and myself with respect to the subject matter of this Agreement.

I recognize that the Company is engaged in a continuous program of research and development and the marketing of products incorporating such research and development, and that the Company also provides technical support, consultation and training services relating to those products. I also recognize the importance of protecting the Company's trade secrets, confidential information and other proprietary information and related rights acquired through the Company's expenditure of time, effort and money.

Therefore, in consideration of the Company retaining me as an employee, independent contractor or otherwise to perform work on its behalf (hereinafter called "Engagement"), I make the following representations and agree to the following terms and conditions of my Engagement:

1.       Definitions

         For purposes of this Agreement:

(a)      "Confidential Information" includes any of the following:

         i) any and all versions of the software and related documentation owned or marketed by the Company, as well as the software and documentation owned by the Company's suppliers and used internally by the Company, including all related algorithms, concepts, data, designs, flowcharts, ideas, programming techniques, specifications and source code listings;

         ii)      all Developments (as defined below);

         iii)     information   regarding  the  Company's  business  operations,
                  methods and practices, including marketing strategies, product pricing, margins, hourly rates, per diem and

         iv) information regarding the financial affairs of the Company.

         iv) the names of the Company's clients and the names of the suppliers of computer services and software to the Company, and the nature of the Company's relationships with these clients and suppliers;

         v) Company obtained in order for the Company to provide such clients with software products and services, including information regarding the data processing requirements and the business operations, methods and practices and product plans of such clients; and

         vi)      any  other  trade  secret  or   confidential   or  proprietary
                  information in the possession or control of the Company, but Confidential Information shall not include information which:

1) is or becomes generally available to the public without my fault;

                  2) is lawfully obtained by me from a third party or parties unconnected with the Company, without breach of any confidentiality obligations; or

                  3)       is disclosed under operation of the law.

b)       "Developments" include, without limitation:

 i) all software, documentation, source code listings, flowcharts, drawings, specifications, user manuals, procedures, databases, compilations, designs, reports, trade-marks and any related works, including any enhancements, modifications, or additions to the foregoing or to any products owned, marketed or used by the Company, and

ii) all inventions, devices, discoveries, concepts, ideas, algorithms, formulae, know-how, processes, techniques, systems and improvements, whether patentable or not, which relate, directly or indirectly, to the business of the Company or any of my Engagement activities and which are developed, created, generated or reduced to practice by me, alone or jointly with others, during my Engagement with the Company, whether during or after working hours and whether or not resulting from the use of the premises or property of the Company.

2.       Non-Disclosure of Confidential Information

At all times during and subsequent to the termination of my Engagement with the Company, I shall keep in strictest confidence and trust the Confidential Information, I shall take all necessary precautions against unauthorized disclosure of the Confidential Information, and I shall not directly or indirectly disclose, allow access to, transmit or transfer the Confidential
Information to a third party, nor shall I copy or reproduce the Confidential Information except as may be reasonably required for me to perform my duties for the Company.

Restricted Use of Confidential Information

 a) At all times during and subsequent to the termination of my Engagement with the Company, I shall not use the Confidential Information in any manner except as reasonably required for me to perform my duties for the Company.

 b) Without limiting my obligations under subsection 3 (a), I agree that at all times during and subsequent to the termination of my Engagement with the Company I shall not use or take advantage of the Confidential Information for creating, maintaining or marketing, or aiding in the creation, maintenance or marketing, of any software which is competitive with any software owned or marketed by the Company.

c) Upon the request of the Company, and in any event upon the termination of my Engagement with the Company, I shall immediately return to the Company all materials, including all copies in whatever form, containing the Confidential Information which are in my possession or under my control.

4.       Ownership of Confidential Information

a) I acknowledge and agree that I shall not acquire any right, title or interest in or to the Confidential Information.

b) I hereby assign and transfer to the Company, and agree that the Company shall be the exclusive owner of, all of my rights, title and interest, to each Development throughout the world created during my employment with the Company, including all trade secrets, patent rights, copyrights and all other intellectual property rights therein. I agree to make full disclosure to the Company of each Development promptly after its creation I further agree to cooperate fully at all times during and subsequent to my Engagement with respect to signing further documents and doing such acts and other things reasonably requested by the Company to confirm such transfer of ownership of rights, including intellectual property rights, effective at or after the time the Development is created and to obtain patents or copyrights or the like covering the Developments. I agree that the obligations in this clause b) shall continue beyond the termination of my Engagement with the Company with respect to Developments created during my Engagement with the Company.

 c) I agree that the Company, its assignees and their licensees are not required to designate me as the author of any Developments. I hereby waive in whole all moral rights which I may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution.

5.       No Conflicting Obligations

a) I acknowledge and represent to the Company that my performance during the period of my Engagement with the Company shall not breach any agreement or other obligation to keep confidential the proprietary information of any prior employer of mine or any other third party. I further acknowledge and represent that I am not bound by any agreement or obligation with any third party which conflicts with any of my obligations under this Agreement.

 b) I represent and agree that I will not bring to the Company, and shall not use in the performance of my work with the Company, any trade secrets, confidential information and other information of any prior employee of mine or any other third party. I represent and agree that in my work creating Developments I will not knowingly infringe the intellectual property rights, including copyright, of any third party.

 6.      Enforcement


I acknowledge and agree that damages may not be an adequate remedy to compensate the Company for any breach of my obligations contained in this Agreement, and accordingly, I agree that in addition to any and all other remedies available, the Company shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.

7.       General

 a) This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario and any laws of Canada applicable thereto. If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceable provision or part thereof shall be deemed to be omitted from this Agreement without in any way invalidating or impairing the other provisions of this Agreement. In this Agreement any reference to a termination of Engagement shall include termination for any reason whatsoever and with or without cause.

 b) The obligations herein may not be changed or modified, released or terminated, in whole or in part, except in writing signed by an officer of the Company and me.

c) The rights and obligations under this Agreement shall survive the termination of my Engagement and shall enure to the benefit of and shall be binding upon i) my heirs and personal representative and ii) the successors and assigns of the Company .

d) I HAVE READ THIS AGREEMENT, UNDERSTAND IT, HAVE HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE IN RESPECT OF IT, AND I AGREE TO ITS TERMS. I acknowledge having received a fully executed copy of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by me and the Company as of the 23rd day of eptember, 1998.

SIGNED, SEALED AND DELIVERED in the presence of:


Employee                                  IDS Intelligent Detection Systems




/s/Terence J. McConnell                   /s/Ed Quinton
Terence J. McConnell                      Ed Quinton, Human Resources Manager